Exhibit 10

Consent of Independent Registered Public Accounting Firm

The Contract Owners

Horace Mann Life Insurance Company Qualified Group Annuity Separate Account and

The Board of Directors and Stockholder

Horace Mann Life Insurance Company:

We consent to the use of our report dated April 30, 2012 incorporated by reference herein with respect to the statutory statements of admitted assets, liabilities, and capital and surplus of Horace Mann Life Insurance Company as of December 31, 2011 and 2010, and the related statutory statements of operations, capital and surplus and cash flow for each of the years in the three-year period ended December 31, 2011 and related schedules I, III and IV included in the Registration Statement under the Securities Act of 1933 (File No. 333-138322) on Form N-4. Our report dated April 30, 2012 includes explanatory language that states that Horace Mann Life Insurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Illinois Department of Insurance, which practices differ from U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented in conformity with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in conformity with statutory accounting practices. In addition, our report includes explanatory language that Horace Mann Life Insurance Company adopted Statement of Statutory Accounting Principles (SSAP) No. 10R, Income Taxes — Revised, A Temporary Replacement of SSAP No. 10 as of December 31, 2009. We also consent to the use of our report dated April 30, 2012 incorporated by reference herein, with respect to the statement of net assets of each of the sub-accounts comprising the Horace Mann Life Insurance Company Qualified Group Annuity Separate Account as of December 31, 2011, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the four-year period then ended, also incorporated by reference in the Registration Statement under the Securities Act of 1933 (File No. 333-138322) on Form N-4 and to the reference to our firm as experts in accounting and auditing under the heading “Independent Registered Public Accounting Firm”.

KPMG LLP

Chicago, Illinois

August 29, 2012